SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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iSUN, INC.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THIS FILING CONSISTS OF A VOTING REMINDER LETTER SENT TO CERTAIN SHAREHOLDERS OF iSUN, INC. RELATED TO THE 2021 SPECIAL MEETING OF SHAREHOLDERS, HELD VIRTUALLY ON DECEMBER 17, 2021 AND ADJOURNED UNTIL JANUARY 13, 2022, AND THE RELATED PROXY STATEMENT.

Dear Fellow Shareholder,

On December 17, 2021, the Company held a Special Meeting of Stockholders.  At the time of the Special Meeting, we did not have enough votes to pass Proposals 1 and 2, both of which require a favorable vote from 66.667% of the total outstanding shares of the company.  The proposals are:

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Proposal One - an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to reduce the percentage of outstanding shares required to approve an amendment to the Certificate of Incorporation from 66.667% to a simple majority of 50% plus one share.

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Proposal Two - an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to allow for any action required or permitted to be taken by the stockholders of the Company to be effected by written consent.

We encourage all stockholders to vote in favor of these proposals.  The board of directors believes it is in the best interests of iSun to amend the certificate of incorporation in order to give the Company greater flexibility to execute its strategic plan.  The proposed amendments will also make it easier and more cost effective to make future amendments to the certificate of incorporation as necessary and will further reduce shareholder meeting costs.

The Company has adjourned the Special Meeting in order to solicit votes in favor of the two proposals.  The Special Meeting will reconvene virtually at 2:00 P.M. Eastern Standard Time on January 13, 2022. The reconvened Special Meeting will be virtual and accessible at www.virtualshareholdermeeting.com/ISUN2021SM. During the period of adjournment, the Company will continue to accept stockholder votes in favor of the two proposals.

Because every shareholder vote is extremely important, regardless of the number of shares you own, we encourage everyone to vote in favor of these two proposals.  Eligible voters include all stockholders who owned stock at the close of business on October 18, 2021, even if they no  longer own those shares.

In order to vote, you must have a control number provided by your financial institution.  Shareholders who need assistance with their voting should contact our proxy solicitor Advantage Proxy at 1-877-870-8565 or by email to ksmith@advantageproxy.com.

We thank you for your continued support and wish you all the best in the New Year.

Sincerely,

Jeff Peck
CEO and Chairman